NAVARRE CORPORATION



                                   EXHIBIT 21

                       SUBSIDIARIES OF NAVARRE CORPORATION


NAME OF SUBSIDIARY           STATE OF INCORPORATION         PERCENT OF OWNERSHIP

   eSplice, Inc.                    Minnesota                      100%